Exhibit 16.1

March 4, 2025

Securities and Exchange Commission

100 F Street NE

Washington, D.C. 20549

Re: Graphex Group Limited

Dear Commissioners:

We have read the statements made by Graphex Group Limited of its Form 6-K dated March 4, 2025. We agree with the statements concerning our Firm in such Form 6-K; we are not in a position to agree or disagree with other statements of Graphex Group Limited contained therein.

Very truly yours,

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York